Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

19 December 2022

Matter No.: 835974/108698749
(852) 2842 9588
Lilian.Woo@conyers.com

XIAO-I CORPORATION

7th floor, Building 398, No. 1555 West

Jinshajiang Rd

Shanghai, China 201803

Dear Sirs,

Re: XIAO-I CORPORATION (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-1 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) relating to the offering by the Company of certain ordinary shares of par value US$0.00005 each of the Company (the “ Shares”) which are to be represented by American Depository Shares (“ADSs”). Each ADS represents one-third of one Share.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and a draft of the prospectus (the “Prospectus”) contained in the Registration Statement. We have also reviewed copies of (1) the memorandum and articles of association of the Company adopted at the time of incorporation of the Company, (2)  unanimous written resolutions of the directors of the Company dated 19 December 2022 and minutes of an extraordinary general meeting of the Company held on 30 November 2022 (collectively, the “Resolutions”), (3) the latest drafts of the amended and restated memorandum and articles of association of the Company proposed to become effective immediately prior to the closing of the Company’s initial public offering of the Shares (the “Listing M&As”), and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us, (d) that the Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended, (e) that the Listing M&As will become effective immediately prior to the closing of the Company’s initial public offering of the Shares (“Closing”), (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (g) that upon the issue of any Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (h) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

Partners: Piers J. Alexander, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Paul M. L. Lim, Anna W. X. Lin,
Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo, Mark P. Yeadon

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

"Non-assessability" is not a legal concept under Cayman Islands law, but when we describe the Shares herein as being "non-assessable" we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such Shares and no member shall be bound by an alteration in the constitutional documents of the Company after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and validly existing as an exempted company with limited liability under the law of the Cayman Islands.

2.	The authorised share capital of the Company is US$50,000 divided into 1,000,000,000 shares of a par value of US$0.00005 each.

3.	The issue of the Shares has been duly authorised and, when issued and paid for in accordance with the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares.

4.	The statements under the caption “Taxation — Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation – Cayman Islands Taxation” and “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman

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